YEAR: 26th March 1999 *No.:* 935

COPY OF DEED OF

POWER OF ATTORNEY

Executed by

"BANCO SANTANDER, S.A."

Mercantile Register of Cantabria
BANCO SANTANDER, S.A.
Presentation: 1/52/464 Folio:807
Prot. : 935/99/N/26/03/1999
Date: 01/04/99 Time: 11:59
Entry No.: 1/1999/1,398.0

JOSÉ MARÍA DE PRADA DÍEZ

NOTARY

DIANA WEBB DAVIES
MARTINEZ CAMPOS, 26
TEL. 342 33 13 • FAX 342 33 21
28010 MADRID
INTERPRETE JURADO DE INGLES